Exhibit 1

JOINT FILING AGREEMENT

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: November 23, 2015

VECTOR CAPITAL IV, L.P.		VECTOR CAPITAL PARTNERS III, L.P.

By: VECTOR CAPITAL PARTNERS IV, L.P., its general partner		By: VECTOR CAPITAL, L.L.C., its general partner

By: VECTOR CAPITAL, L.L.C., its general partner		By:	/s/ David Baylor
		Name:	David Baylor
By:	/s/ David Baylor	Title:	Chief Operating Officer
Name:	David Baylor
Title:	Chief Operating Officer	VECTOR CAPITAL, L.L.C.

VECTOR CAPITAL PARTNERS IV, L.P.		By:	/s/ David Baylor
		Name:	David Baylor
By: VECTOR CAPITAL, L.L.C., its general partner		Title:	Chief Operating Officer

By:	/s/ David Baylor	ALEXANDER R. SLUSKY
Name:	David Baylor
Title:	Chief Operating Officer	/s/ Alexander R. Slusky
Alexander R. Slusky
VECTOR ENTREPRENEUR FUND III, L.P.

By: VECTOR CAPITAL PARTNERS III, L.P., its general partner

By: VECTOR CAPITAL, L.L.C., its general partner

By:	/s/ David Baylor
Name:	David Baylor
Title:	Chief Operating Officer

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